LICENSE AGREEMENT

DATED this 29th day of June, 1999.

BETWEEN:

                           INFOCAST  CORPORATION
                           1 Richmond  Street West,  Suite 901
                           Toronto, Ontario M5H 3W4

                           (hereinafter referred to as "InfoCast")

AND

                           ITC LEARNING CORPORATION
                           13515 Dulles Technology Drive
                           Herndon, Virginia  20171

                           (hereinafter referred to as "ITC")

                           (Collectively referred to as the "Parties").


NOW THEREFORE, the Parties agree to the following:

1. InfoCast Corporation ("IFCC") will become ITC Learning Corporation's ("ITC") exclusive distance learning technology partner for hosting and delivery services utilizing the A- STAR(TM) component within ITC's Workforce Initiative Program ("WIP"). A-STAR and WIP are defined in
         Exhibit 1.

2. ITC will be the Prime Contractor ("Prime") with the WIP accounts drawing upon its existing and developing relationships with key state executives across the United States of America.

3. As the Prime, ITC will utilize its proprietary A-STAR system, a derivative of ITC's AdminSTAR training management system to facilitate skills assessments, the creation of individual development plans and the deployment of the requisite education and training in coordination with state and federal job training initiatives.

4. As a Subcontractor, IFCC will provide the iHUB and the InfoCast Digital Exchange Library and its inherent IS capabilities to host the A-STAR system as well as electronically deliver the requisite education and training to the participants in each state's workforce initiatives.



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5.       Each party acknowledges that a typical workforce initiative  investment transaction with a state has several components. Such components include:

                  a)       Initial license fee associated with A-STAR system
                  b) Certain services as required by each state including but not limited to, installation, setup, data migration, customization and delivery on a per user basis
                  c)       The  conversion of products for  electronic  delivery
                           via the A-STAR system and Infocast iHUB system
                  d)       As  required,   on-going   conversion,   hosting  and
                           delivery of requisite education and training

6. The parties mutually recognize that the combination of each others core competencies and capabilities must meet the financial litmus test of the customer as well as being technically viable.

7. IFCC is acquiring a perpetual license to host and deliver the A-STAR system to the State of California as well as other states in consideration for US$2 million, payable in three installments of US$1 million no later than August 10, 1999, US$500,000 no later than September 10, 1999 and final payment of US$500,000 by October 10, 1999.

8. Size of Opportunity - ITC has defined the State of California's workforce initiative as a potential US$20.0 million opportunity for ITC's A-STAR system software as well as an additional US$20.0 million associated with software services. The opportunity has been divided into two programs. The first is a US$2.0 million (software only) pilot program with the balance of US$18.0 million (software only) relating to the statewide implementation.

9.       Terms for Targeted Opportunities

         a) State of California - IFCC will earn 40% on the net A-STAR system license ITC and IFCC agree to a 50-50 revenue sharing arrangement on all electronically delivered ITC courseware content within the State of California workforce initiative. Additional information relating to the State of California is provided in Exhibit 2.

         b) All Other States - IFCC will earn 20% on the net A-STAR system license ITC and IFCC agrees to a 75-25 (in favor of ITC) revenue sharing arrangement on all electronically delivered ITC courseware content within a state workforce initiative.

10. Net revenues from licenses, products and services is defined as revenues received by ITC after deducting any fees associated with ITC Business Alliance Partners or other third party vendors.


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11.      Should the total revenues to IFCC not equal or exceed US$2.0 million as
         of  December  31,  1999,   then  ITC  agrees  to  modify  its  original
         distribution agreement (dated December 15, 1998 and subsequently modified on March 17, 1999) with IFCC to reflect a 50%-50% revenue sharing arrangement between the two parties, regardless of the selling agent.

12. Each party agrees not to publicize or disclose to any third party without the consent of the other party, either the terms of this agreement or the fact of its agreement and execution. No press releases shall be made without the mutual consent of both parties with such consent not being unreasonably withheld.

13. In accordance with ITC's standard return and cancellation policy, IFCC is granted a 30 day right of return or cancellation provision relating to this license agreement. Given the eminent national holidays in both Canada and the United States, the return and cancellation provision has been extended to 40 days.

14. Each party will bear its own legal and other fees and expenses incident to the transactions contemplated herein.


ACCEPTED at Herndon, Virginia, USA this ____ day June, 1999.


                                    INFOCAST CORPORATION

                                    /s/ A.T. Griffis
                                    ---------------------------------------
                                    Authorized Signatory



                                    ITC LEARNING CORPORATION


                                    /s/ Carl D. Stevens
                                    ---------------------------------------
                                    Authorized Signatory



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